									Exhibit 99.2

Apple Inc.
Q3 2017 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q3 2017		Q2 2017		Q3 2016		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$20,376		$21,157		$17,963		-4%		13%
Europe		10,675		12,733		9,643		-16%		11%
Greater China		8,004		10,726		8,848		-25%		-10%
Japan		3,624		4,485		3,529		-19%		3%
Rest of Asia Pacific		2,729		3,795		2,375		-28%		15%
Total Apple		$45,408		$52,896		$42,358		-14%		7%

	Q3 2017		Q2 2017		Q3 2016		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	41,026	$24,846	50,763	$33,249	40,399	$24,048	-19%	-25%	2%	3%
iPad (1)	11,424	4,969	8,922	3,889	9,950	4,876	28%	28%	15%	2%
Mac (1)	4,292	5,592	4,199	5,844	4,252	5,239	2%	-4%	1%	7%
Services (2)		7,266		7,041		5,976		3%		22%
Other Products (1)(3)		2,735		2,873		2,219		-5%		23%
Total Apple		$45,408		$52,896		$42,358		-14%		7%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)		Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services.
(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.